Exhibit 4.11

UNITS
NUMBER
U-

SEE REVERSE FOR CERTAIN DEFINITIONS	GENERAL FINANCE CORPORATION

CUSIP
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANTS EACH TO PURCHASE ONE-HALF SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                                                                   is the owner of                                                                                            Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of General Finance Corporation, a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one-half (0.5) shares of Common Stock for $4.00 per share (subject to adjustment). Each Warrant will expire unless exercised before 11:59 p.m., New York City Time, on                     , 2013 (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are transferable at any time after issuance.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:	________________________________________________

By	________________________________________________		________________________________________

	Chairman of the Board	Corporate Seal	Secretary

GENERAL FINANCE CORPORATION

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT — Custodian
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act
(State)
Additional Abbreviations may also be used though not in the above list.

     For value received,                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                               Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                                              Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated:	_________________________________		______________________________________________________________________________________________________________

		Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).